Exhibit 10.7

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of [●], 2019 by and between [NAME OF CONTRIBUTOR], a [TYPE OF ENTITY] (“Contributor”), and Alpine Income Property OP, LP, a Delaware limited partnership (the “Operating Partnership”).

RECITALS

WHEREAS, Contributor is the record and beneficial owner of equity interests in the amount or percentage described on Exhibit A attached hereto under the heading “Contributed Interest” (the “Contributed Interests”) in the entity described on Exhibit A attached hereto under the heading “Contributed Entity” (the “Contributed Entity”), which is the direct owner of the property set forth on Exhibit A attached hereto under the heading “Property” (the “Property”).

WHEREAS, Contributor desires to contribute the Contributed Interests to the Operating Partnership, and the Operating Partnership desires to acquire the Contributed Interests from Contributor, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and other terms contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

THE CONTRIBUTION

Section 1.1    Contribution of Contributed Interests. Contributor irrevocably agrees to contribute, transfer and assign at the Closing (as defined in Section 6.1 hereof) the Contributed Interests, together with any other interests such Contributor may have in the Contributed Entity, and the Operating Partnership agrees to accept transfer of the Contributed Interests and any such other interests pursuant to the terms and subject to the conditions set forth in this Agreement. The Contributed Interests shall be transferred to the Operating Partnership free and clear of all Liens (as defined in Section 1.5 hereof), other than the Permitted Liens (as defined in Section 1.5 hereof).

Section 1.2    Consideration. The total consideration (the “Consideration”) for which Contributor agrees to contribute, transfer and assign the Contributed Interests to the Operating Partnership, and which the Operating Partnership agrees to pay, issue or deliver to Contributor, subject to the terms of this Agreement, at the Closing, shall be the issuance of [●] common units of limited partnership interest in the Operating Partnership (“OP Units”). The Consideration may be adjusted, upward or downward, by the amount of any adjustments arising from the Prorations (as defined herein). Any decrease or increase in the Consideration as a result of the Prorations will adjust the Consideration payable hereunder in the form of OP Units pursuant to this Section. At the Closing, the OP Units issuable to Contributor pursuant to this Agreement shall be issued to and registered in the name of Contributor. The rights and obligations of holders of OP Units as of the Closing will be as set forth in the Amended and Restated Agreement of Limited Partnership of Alpine Income Property OP, LP (the “Partnership Agreement”), the form of which has been or will be filed as an exhibit to the Registration Statement on Form S-11 (the “IPO Registration Statement”) that the REIT (as defined in Section 1.5 hereof) has filed or will file with the U.S.

Securities and Exchange Commission (the “SEC”). Although initially the OP Units will not be certificated and the Operating Partnership does not currently expect the OP Units will ever be certificated, any certificates, subsequently issued evidencing the OP Units will bear appropriate legends (i) indicating that the issuance of the OP Units has not been registered under the Securities Act of 1933, as amended (“Securities Act”) and that the OP Units may not be transferred absent registration under the Securities Act or an exemption from the registration requirements, (ii) indicating that the Partnership Agreement will restrict the transfer of the OP Units and (iii) describing the ownership limitations and transfer restrictions imposed by the charter of the REIT with respect to shares of the REIT’s capital stock.

Section 1.3    No Further Interest. Contributor acknowledges and agrees that effective at Closing, and without any further action by Contributor, the Contributed Interests shall be transferred, assigned and conveyed to the Operating Partnership, or a subsidiary thereof, and Contributor shall no longer be a direct holder of any equity interests in the Contributed Entity, shall no longer be entitled to receive any distributions from the Contributed Entity, and shall have no further right, title or interest in any of the Contributed Interests, the Contributed Entity, or the Property, other than indirectly through the ownership of any OP Units.

Section 1.4    Tax Consequences to Contributor. Notwithstanding (a) anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as “sell,” “sale,” “purchase” and “pay,” and (b) the treatment of the transaction contemplated hereby for purposes of GAAP, the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby shall be treated for federal income tax purposes pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), as the contribution of the Contributed Interests by Contributor to the Operating Partnership, in exchange for the OP Units, and not as a transaction in which Contributor is acting other than in its capacity as a prospective limited partner in the Operating Partnership. Neither the Operating Partnership nor the Contributor shall take any position on any tax return that is inconsistent with the foregoing treatment except as required by law.

Section 1.5    Definitions. As used in this Agreement, the following terms have the following meanings:

“Contributor’s Percentage Interest” means, with respect to the Contributed Entity, the percentage set forth on Exhibit A attached hereto under the heading “Contributed Entity/Contributed Interest”, which reflects Contributor’s percentage ownership interest in the Contributed Entity pursuant to and in accordance with the applicable Governing Agreement (as defined in Section 2.2 hereof) of the Contributed Entity.

[“CTO” means Consolidated-Tomoka Land Co., a Florida corporation.]

“GAAP” means Generally Accepted Accounting Principles in the United States.

“General Partner” means Alpine Income Property GP, LLC, a Delaware limited liability and the sole general partner of the Operating Partnership.

“Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“IPO” means the underwritten initial public offering of shares of common stock, $0.01 par value per share, of the REIT.

“IPO Price” means the public offering price per share of common stock set forth on the front cover of the Prospectus.

“Knowledge” means, with respect to Contributor, the actual knowledge of John Albright, Mark Patten, Stephen Greathouse and Daniel Smith, or any of them, without inquiry.

“Leases” means the leases and occupancy agreements with respect to the Property listed on Exhibit C attached hereto.

“Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

“Material Adverse Effect” means, with respect to the Contributed Interest, Contributed Entity or Property, any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of such Contributed Entity or Property.

“Permitted Lien” means any (i) liens for non-delinquent taxes; (ii) zoning and other law generally applicable to the districts in which the Property is located; (iii) easements for public utilities, encroachments, rights of access and/or other non-monetary matters that do not materially interfere with the use of the Property; (iv) liens arising in the ordinary course of business; (v) rights of tenants under leases and those claiming by, through or under such tenants, (vi) rights of lessors under ground and other leases of portions of the Properties; and (vii) any exceptions contained in the title policies relating to the Property as of the Closing Date.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Prorations” means those proration and adjustment amounts that are customarily applied to closings of commercial real estate transactions in the county in which the Property is located, which amounts shall be calculated as of midnight (Eastern time) of the day immediately preceding the Closing Date. Contributor shall be entitled to Contributor’s share of all income and responsible for Contributor’s share of all expenses of the Contributed Interest, Contributed Entity and the Property for the period of time up to but not including the Closing Date, and the Operating Partnership shall be entitled to all such income and responsible for all such expenses for the period of time after and including the Closing Date. Without limiting the generality of the foregoing, the following items of income and expense shall be prorated at Closing:

(A)	Taxes. All real estate and personal property taxes and special assessments, if any, with respect to each Property shall be prorated at the Closing;

(B)

Utilities. All telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other expenses relating to a Property, if any, that are obligations of the Contributed Entity and which are allocable to the period prior to the Closing Date shall be determined and paid, or caused to be paid, by the Operating Partnership or Contributed Entity before the Closing, if possible, or if such is not determinable before the Closing, then the parties hereto shall use their commercially reasonable efforts to determine and pay such amounts as promptly as possible following the Closing and the Operating Partnership may withhold from any cash amount of the Consideration payable at the Closing hereunder an amount of cash reasonably estimated to cover any estimated Proration for the items described in this subsection (B);

(C)

Rents. All rents, including, without limitation, base rents, operating expense payments or common area maintenance charges and all other forms of additional rents, payable under the leases for the Property and all other income from the Property shall be prorated at the Closing; and

(D)

Other Items. Any other items of revenue, operating expenses or other items which are customarily prorated between a transferor and transferee of real estate in the county in which the Property is located shall be prorated at the Closing.

“Prospectus” means the final prospectus for the IPO, as filed by the REIT with the SEC.

“Purchase and Sale Transactions” means the transactions conducted pursuant to the agreements set forth on Schedule 1.4 attached hereto.

“REIT” means Alpine Income Property Trust, Inc.

“Tax” or “Taxes” means any and all taxes, duties, assessments or governmental charges, imposts, levies or other assessments, fees or other charges imposed by any Governmental Authority, including federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Protection Agreement” means that certain tax protection agreement, to be dated as of the date hereof, by and among, the Operating Partnership, Contributor and the other parties thereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1    Representations and Warranties by the Operating Partnership. The Operating Partnership hereby represents and warrants to Contributor that the following statements are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

(a)    Organization and Power; Due Authorization; Enforceability. The Operating Partnership is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full right, limited partnership power and authority to enter into this Agreement and to perform all of its obligations under this Agreement. The execution and delivery by the Operating Partnership of this Agreement and the performance by the Operating Partnership of its obligations hereunder have been duly authorized by all requisite action of the Operating Partnership and require no further action or approval of the Operating Partnership’s partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Operating Partnership. This Agreement constitutes the legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(b)    Compliance With Laws and Policies. The execution and delivery of this Agreement and the consummation of this transaction will not result in any violation of, or default under, or result in the acceleration of (1) any obligation under the Partnership Agreement, declaration of trust or other organizational documents of the Operating Partnership, or any mortgage, indenture, Lien, agreement, note, contract, or instrument to which the Operating Partnership is a party or by which the Operating Partnership is bound, or (2) permit, judgment, decree, order, restrictive covenant, statute, law, ruling, ordinance, rule or regulation applicable to the Operating Partnership. The Operating Partnership acknowledges that [Contributor/CTO] is a publicly-traded company, and as such is required to maintain and adhere to certain policies and procedures, including a Code of Business Conduct and Ethics, Insider Trading Compliance Program, and Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters (the “CTO Policies”). The Operating Partnership warrants and covenants that, to its current actual knowledge, the entering into of this Agreement, the transaction(s) contemplated hereby and the associated circumstances do not constitute nor give rise to a violation of the CTO Policies.

(c)    Litigation. There is no action, suit or proceeding pending against or affecting the Operating Partnership in any court or before any arbitrator or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which could reasonably be expected to (1) in any manner raise any question affecting the validity or enforceability of this Agreement, (2) materially and adversely affect the business, financial position, or results of operations of the Operating Partnership or (3) materially and adversely affect the ability of the Operating Partnership to perform its obligations hereunder.

(d)    No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the execution and delivery of this Agreement by the Operating Partnership and the performance by the Operating Partnership of its obligations hereunder has been obtained or will be obtained on or before the Closing Date.

(e)    OFAC. The Operating Partnership is not a person or entity with whom Contributor is restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (“OFAC”) (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such person or entities. The Operating Partnership is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by OFAC, and is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transactions, directly or indirectly, on behalf of, any such person, group, entity or nation.

(f)    OP Units Validly Issued. The OP Units, when issued in accordance with the terms of this Agreement and the Partnership Agreement, will be duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid, without any obligation to restore capital, except as required by the Delaware Revised Uniform Limited Partnership Act.

Section 2.2    Representations by Contributor. Contributor hereby represents and warrants to the Operating Partnership that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a)    Organization and Power; Due Authorization. Contributor and the Contributed Entity are duly organized, validly existing and in good standing under the laws of its state of formation. Contributor has full right, power and authority to enter into this Agreement and to perform all of its obligations under this Agreement; and the execution and delivery by Contributor of this Agreement and the performance by Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor’s members, partners, stockholders, managers, board of directors, trustees or of any other individuals or entities, as applicable, in order to constitute this Agreement as a binding and enforceable obligation of Contributor. This Agreement constitutes the legal, valid and binding obligation of Contributor, enforceable against Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(b)    Compliance With Laws and Policies. The execution and delivery of this Agreement and the consummation of this transaction will not result in any violation of, or default under, or result in the acceleration of (1) any obligation under the charter, bylaws, limited liability company agreement, partnership agreement, declaration of trust or other organizational documents of Contributor, or any mortgage, indenture, Lien, agreement, note, contract, or instrument to which Contributor is a party or by which Contributor, the

Contributed Entity or the Property is bound, or (2) permit, judgment, decree, order, restrictive covenant, statute, law, ruling, ordinance, rule or regulation applicable to Contributor or to the Contributed Interests or, to the Knowledge of Contributor, the Contributed Entity or the Property or the use or construction thereof.

(c)    Litigation. There is no action, suit or proceeding pending or, to the Knowledge of Contributor, threatened, against or affecting Contributor or the Contributed Entity or the Property in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (1) in any manner raises any question affecting the validity or enforceability of this Agreement, (2) could reasonably be expected to materially and adversely affect the business, financial position, or results of operations of Contributor or, to the Knowledge of Contributor, the Contributed Entity or Property, (3) could adversely affect the ability of Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (4) could reasonably be expected to create a Lien on the Property or the Contributed Interests, any part thereof, or any interest therein, or (5) could materially and adversely affect the Contributed Interests or the Property, any part thereof, or any interest therein.

(d)    Good Title. Exhibit A accurately sets forth Contributor’s Percentage Interest. Contributor is the sole record and beneficial owner of the Contributed Interests. Contributor has good and valid title to the Contributed Interests. Except for the Permitted Liens, the Contributed Interests are free and clear of all Liens and at the Closing will be contributed to the Operating Partnership free and clear of all Liens. Except as set forth in the applicable Governing Agreement, no other Person or entity has an option to purchase or a right of first refusal to purchase the Contributed Interests nor are there any agreements or understandings with respect to the voting, ownership or disposition of the Contributed Interests that could adversely affect Contributor’s ability to perform its obligations hereunder or the Operating Partnership’s rights to the Contributed Interests following the Closing.

(e)    Contributed Interests. Except as set forth in the applicable Governing Agreement, there are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Contributed Interests or any equity interest in the Contributed Entity that will be in effect as of the Closing.

(f)    No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the execution and delivery by Contributor of this Agreement and the performance by Contributor of its obligations hereunder has been obtained or will be obtained on or before the Closing Date. Each consent or approval required under any Governing Agreement, contract or agreement of the Contributed Entity, or among the partners, members or stockholders of the Contributed Entity, relating to indebtedness or otherwise, necessary for the execution and delivery by Contributor of this Agreement and performance by Contributor of its obligations hereunder has been obtained or will be obtained on or before the Closing Date. For the avoidance of doubt, Contributor hereby consents, whether pursuant to the applicable Governing Agreement or otherwise, to the contribution of any or all other equity interests in the Contributed Entity by the members of the Contributed Entity other than Contributor.

(g)    Actions Prior to Closing. From the date hereof until the Closing Date, Contributor shall not take any action or fail to take any action the result of which would reasonably be expected to (1) have a Material Adverse Effect on the Contributed Interests or the Operating Partnership’s ownership thereof, or any Material Adverse Effect on the Contributed Entity or Property after the Closing Date or (2) cause any of the representations and warranties contained in this Section 2.2 to be untrue as of the Closing Date.

(h)    Governing Agreements. Contributor has performed in all material respects all of its obligations under the limited partnership agreement, limited liability company agreement, operating agreement, charter and bylaws, as such may have been amended from time to time, as applicable, of the Contributed Entity (each, a “Governing Agreement” and collectively, the “Governing Agreements”).

(i)    Securities Law Matters.

(1)    In deciding to engage in the transactions contemplated by this Agreement, neither Contributor nor any equity holder thereof is relying upon any representations made to it by the Operating Partnership, or any of the Operating Partnership’s partners, officers, employees or agents, that are not contained herein or in the Partnership Agreement. Contributor is aware of the risks involved in investing in the OP Units. Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the U.S. federal securities laws and as described in this Agreement, the IPO Registration Statement and the Partnership Agreement. Contributor has received the Partnership Agreement and related materials, has reviewed all documents and has had an opportunity to ask questions of, and to receive answers from, the Operating Partnership and the REIT or a person or persons authorized to act on their behalf, concerning the terms and conditions of an investment in the OP Units and the financial condition, affairs, and business of the Operating Partnership and the REIT. Contributor confirms that all documents, records, and information pertaining to its investment in OP Units that have been requested by Contributor have been made available or delivered to Contributor prior to the date hereof.

(2)    Contributor and each equity holder thereof understands that the offer and sale of OP Units have not been registered under any state or U.S. federal securities laws and are instead being offered and sold in reliance on an exemption from such registration requirements and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of Contributor contained herein. The OP Units to be issued to Contributor are being acquired by Contributor solely for its own account, for investment purposes, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale.

(3)    Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units.

(4)    Contributor understands that no federal agency (including the SEC) or state agency has made or will make any finding or determination as to the fairness of an investment in the OP Units (including as to the value of the Consideration payable in OP Units in accordance with Section 1.2 hereof).

(5)    Contributor understands that there is no established public, private or other market for the OP Units and it is not anticipated that there will be any public, private or other market for such OP Units in the foreseeable future.

(6)    Contributor understands that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of OP Units.

(j)    Accredited Investor. Contributor is an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

(k)    Tax Matters. Contributor represents and warrants that it has obtained from its own tax advisors advice regarding the tax consequences of (i) the transfer of the Contributed Interests to the Operating Partnership and the receipt of OP Units as the Consideration therefor, (ii) its admission as a limited partner of the Operating Partnership, if applicable, (iii) any other transaction contemplated by this Agreement and (iv) ownership of OP Units, including the effect of Section 704(c) of the Code and Treasury Regulations Section 1.707-3 through Section 1.707-5. The Operating Partnership has not made any representation to Contributor regarding the tax treatment of the transactions contemplated by this Agreement, and Contributor further represents and warrants that it has not relied on the Operating Partnership or the Operating Partnership’s representatives or counsel for any tax advice.

(l)    Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to Contributor. As used herein, “Act of Bankruptcy” means if Contributor or any equity holder, partner, manager or director thereof shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or (H) take any entity action for the purpose of effecting any of the foregoing.

(m)    Brokerage Commission. Contributor has not engaged the services of any real estate agent, broker, finder or any other Person for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.

(n)    No Other Equity Interests. Contributor does not own any interest in the Property other than through the Contributed Interests.

(o)    Real Property.

(1)    To Contributor’s Knowledge, Contributor has not received from any Governmental Authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Contributed Entity, Contributed Interests or, to the extent compliance is not the responsibility of the tenants under the Leases, the Property, or any part thereof, that has not been corrected.

(2)    The Contributed Entity has timely filed all tax returns required to be filed with respect to the Contributed Interest and the Property (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) in accordance with all applicable laws. All such tax returns are correct and complete in all material respects, and the Contributed Entity has paid (or had paid on its behalf) all taxes required to be paid by it with respect to the Contributed Interest and the Property, and no deficiencies for any taxes have been proposed, asserted or assessed in writing against the Contributed Entity with respect to the Contributed Interest and the Property, and no requests for waivers of the time to assess any such taxes are pending and no such waivers have been granted.

(3)    There are no Liens as a result of any delinquent taxes upon the Contributed Interest any of the assets of the Contributed Entity.

(4)    There are no pending or threatened audits, assessments or other actions for or relating to a liability in respect of income or non-income taxes of the Contributed Entity.

(5)    The Contributed Entity has, since the date of its formation, been an entity disregarded as separate from Contributor for federal income tax purposes.

(6)    The Property is owned directly, in fee simple, by the Contributed Entity. The Contributed Entity is insured under a policy of title insurance as the owner of the fee simple of such Property, in each case free and clear of all Liens except for Permitted Liens. Prior to the Closing Date, Contributor shall not take or omit to take any action to cause any Lien to attach to the Property or the Contributed Entity, except for Permitted Liens.

(7)    The Leases listed on Exhibit C are the only leases, licenses, tenancies, possession agreements and occupancy agreements affecting the

Property. Neither the Contributed Entity nor any other party to a Lease has given or received any notice of default with respect to any term or condition of any such Lease that remains uncured, which default, if not timely cured, would permit, subject to expiration of applicable cure periods, application of leasehold mortgagee cure rights and giving of required notices, termination of the related Lease, set off of material amounts under the related Lease or, in the case of a default by the tenant, termination of the tenant’s right to possession of the related leased premises.

(8)    Each of the Leases is in full force and effect, and constitutes the legal, valid and binding obligation of the Contributed Entity, and to Contributor’s Knowledge, each other party thereto, enforceable against each Contributed Entity and to Contributor’s Knowledge, each other party thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in the Leases, no Contributed Entity has granted an option or right of first refusal or offer pursuant to the Leases with respect to the sale of the Property.

(9)    To Contributor’s Knowledge, no tenant under a Lease is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings.

(10)    (A) To the extent compliance is not the responsibility of the tenants under the Leases, and (B) except for matters not reasonably likely to cause a Material Adverse Effect to the Contributor, Contributed Entity or the Property, the Contributed Entity is in compliance with all applicable present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, relating to the protection of human health or the environment, Hazardous Materials (as hereinafter defined), liability for, or costs of, other actual or threatened danger to human health or the environment (collectively, the “Environmental Laws”). Neither the Contributed Entity nor Contributor has received, within the lessor of (a) the period of time during which Contributor has owned the Contributed Interests or (B) the past three years, any written notice from any Governmental Authority or third party alleging that (i) Contributor, the Contributed Entity or the Property is not in compliance with applicable Environmental Laws or (ii) there has been a release of Hazardous Materials on the Property that would require investigation or remediation under applicable Environmental Laws. The representations and warranties contained in this Section 2.2(o)(9) constitute the sole and exclusive representations and warranties made by Contributor concerning environmental matters. As used herein, “Hazardous Materials” shall mean Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials Environmental Laws.

(11)    To Contributor’s Knowledge, no condemnation or eminent domain proceedings are pending or have been threatened in writing against the Property.

(p)    OFAC. Contributor is not a person or entity with whom the Operating Partnership is restricted from doing business under regulations of OFAC (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such person or entities. Contributor is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by OFAC, and is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transactions, directly or indirectly, on behalf of, any such person, group, entity or nation.

ARTICLE III

INDEMNIFICATION

Section 3.1    Survival of Representations and Warranties; Remedy for Breach.

(a)    Subject to Section 3.5 hereof, all representations and warranties of Contributor contained in this Agreement or in any Schedule, Exhibit, certificate or affidavit delivered pursuant to this Agreement shall survive the Closing for a period of twelve (12) months.

(b)    Subject to the limitations set forth in Section 3.4 hereof, following the Closing, Contributor shall be liable under this Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by Contributor pursuant thereto.

Section 3.2    General Indemnification.

(a)    From and after the Closing Date, Contributor shall indemnify, hold harmless and defend the Operating Partnership, the General Partner, the REIT and each of their respective officers, directors, employees, stockholders, partners, agents and affiliates (each of which is an “Indemnified Party” and collectively the “Indemnified Parties”), from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, interest, penalties, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) asserted against, imposed upon or incurred by the Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of Contributor contained in this Agreement, or in any Schedule, Exhibit, certificate or affidavit delivered by Contributor pursuant thereto. In each case, Contributor shall only bear the fees, costs or expenses in connection with the employment of one counsel and any necessary local counsel (regardless of the number of Indemnified Parties).

(b)    Contributor shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties to the extent resulting from a third-party claim against Contributor and relating to the Contributed Interests arising from matters that occurred prior to the Closing.

(c)    With respect to any indemnification claim by a Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy that covers the matter which is the subject of the indemnification prior to seeking indemnification from Contributor until all proceeds and benefits, if any, to which the Operating Partnership or any other Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership and any other Indemnified Party may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by Contributor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse Contributor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.2(a) hereof up to the amount actually paid (or deemed paid) by Contributor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by Contributor with respect to insurance coverage disputes shall constitute Losses paid by Contributor for purposes of Section 3.2(a) hereof).

Section 3.3    Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article III, the Indemnified Party shall give notice thereof to Contributor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.4 hereof; provided that failure to give notice to Contributor will not relieve Contributor from any liability that it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of Contributor by reason of the inability or failure of Contributor (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to Contributor, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit Contributor, at Contributor’s option and expense, to assume the defense of any such claim by counsel selected by Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a full and complete release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by Contributor. If Contributor shall not have undertaken such defense within twenty (20) days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of Contributor and at Contributor’s sole cost and expense (subject to the limitations in Section 3.4 hereof).

Section 3.4    Limitations on Indemnification under Section 3.2(a).

(a)    Contributor shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties under Section 3.2(a) exceeds one percent (1%) of the value of the aggregate Consideration (valuing each OP Unit at the IPO Price) and then only to the extent of such excess. Contributor’s total liability for indemnification shall not exceed five percent (5%) of the value of the aggregate Consideration.

(b)    Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of Contributor and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) in accordance with Section 3.2(c) hereof, and then to indemnification under this Article III, (and agree to treat any return of OP Units in satisfaction of indemnification obligations hereunder as an adjustment to the Consideration delivered to Contributor hereunder). Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or in the event of Losses relating to a third-party claim, Contributor shall not be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, Taxes relating to tax years beginning on or after the Closing, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

(c)    The limitations in this Section 3.4 shall not apply to any obligations of Contributor with respect to Prorations under this Agreement.

Section 3.5    Limitation Period.

(a)    Any claim for indemnification under Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the first (1st) anniversary of the Closing.

(b)    If asserted in writing on or prior to the date specified in Section 3.5(a) hereof for the applicable claim, any claims for indemnification pursuant to Section 3.2 hereof shall survive until resolved by mutual agreement between Contributor and the Indemnified Party or by arbitration or court proceeding.

Section 3.6    Delivery of Indemnity Amounts. Indemnity payments may be made by Contributor, at Contributor’s sole option, in the form of cash or OP Units. To the extent indemnification is made through delivery by Contributor of OP Units, such OP Units shall be valued at an amount per OP Unit equal to the IPO Price. Contributor hereby authorizes the General Partner to take all such action as may be necessary to amend the Partnership Agreement, and any exhibits or schedules thereto, to reflect the delivery of any OP Units by Contributor to the Operating Partnership as an indemnification payment hereunder and to reflect that Contributor has no further right, title or interest with respect to any such OP Units.

Section 3.7    Sole and Exclusive Remedy. From and after the Closing, except in the case of fraud, the indemnification under this Article III shall be the sole and exclusive (A) remedy of the Indemnified Parties against Contributor for any inaccuracy in or breach of any representation or warranty contained in this Agreement and (B) monetary remedy of the Indemnified Parties against Contributor for any failure to perform or comply with any covenant or obligation in this Agreement.

ARTICLE IV

COVENANTS

Section 4.1    Covenants of Contributor.

(a)    Satisfaction of Conditions. Contributor hereby covenants that Contributor shall (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions to the Closing set forth herein and (B) cooperate and assist in the Operating Partnership’s efforts to satisfy all of the conditions to the Closing set forth herein, and agrees that the Operating Partnership shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Operating Partnership in writing.

(b)    Consent to Transfers. Contributor hereby consents to the transfer of, and waives any rights of first refusal, right of first offer, buy-sell agreements, put, option or similar parallel or dissenter rights or similar rights afforded to Contributor under the Governing Agreements or otherwise with respect to any equity ownership interest in the Contributed Entity or Property or any other company or property being contributed or transferred to the Operating Partnership pursuant to a separate contribution or other agreement.

(c)    No Disposition or Encumbrance of Contributed Interests. From the date hereof through the Closing, except as specifically contemplated by this Agreement, Contributor shall not, without the prior written consent of the Operating Partnership, (i) sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Contributed Interests or all or any portion of its interest in the Property or (ii) mortgage, assign, pledge or otherwise encumber in any manner the Contributed Interests or the Property.

(d)    Ordinary Course of Business. From the date hereof through the Closing, and except as specifically contemplated by this Agreement, Contributor shall, to the extent within its control, cause the Contributed Entity and subsidiary to conduct its business in the ordinary course of business consistent with past practice, and shall, to the extent within its control, not permit the Contributed Entity or any subsidiary without the prior written consent of the Operating Partnership, to: (i) enter into any material transaction not in the ordinary course of business; (ii) mortgage, pledge or encumber any assets of the Contributed Entity or any subsidiary or the Property, (iii) cause or permit the Contributed Entity to change the existing use of the Property; (iv) cause or take any action that would render any of the representations or warranties set forth herein untrue; (v) file an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on IRS Form 8832 (Entity Classification Election) to treat the Contributed Entity as an association taxable as a corporation for federal income tax purposes; (vi) make or change any other Tax elections; (vii) settle or compromise any claim, notice, audit report or assessment in respect of Taxes; (viii) change any annual tax accounting period; (ix) adopt or change any method of tax accounting; (x) file any amended return, report or form (including an election, declaration, amendment, schedule, information return or attachment thereto) required to be filed with a governmental authority with respect to taxes (each, a “Tax Return”); (xi) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any Tax; (xii) surrender any right to claim a Tax refund; (xiii) consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or (xiv) make any distribution to its partners or members, except for cash distributions in the ordinary course of business consistent with past practices or as permitted by this Agreement.

Section 4.2    Tax Covenants.

(a)    Contributor and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Contributed Interests, the Contributed Entity or their subsidiaries or the Property as the parties to this Agreement reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any liability for Taxes or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes, or (iv) performing Tax diligence, including with respect to the impact of this transaction on the REIT’s status as a real estate investment trust for U.S. federal income tax purposes. Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Operating Partnership shall promptly notify Contributor upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened Tax audits or assessments with respect to the income, properties or operations of the Contributed Entity or its subsidiaries or with respect to the Property and (ii) any pending or threatened federal, state, local or foreign Tax audits or assessments of the Operating Partnership or any of its affiliates, in each case, which may affect the liabilities for Taxes of Contributor with respect to any Tax period ending on or before the Closing Date. Contributor shall promptly notify the Operating Partnership in writing upon receipt by Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of the Contributed Entity or its subsidiaries or with respect to the Property. Each of the Operating Partnership and Contributor may participate at its own expense in the prosecution of any claim or audit with respect to Taxes attributable to any taxable period ending on or before the Closing Date; provided that Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which such Contributor has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional Tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse Tax effect on the other party or its affiliates (other than on Contributor or any of its affiliates as a partner of the Operating Partnership) without the consent of the other party, such consent not to be unreasonably withheld. Contributor and the Operating Partnership shall retain all Tax Returns, schedules and work papers with respect to the Contributed Entity or its subsidiaries and the Property, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years.

(b)    The Operating Partnership shall prepare and timely file all Tax Returns, if any, of the Contributed Entity that are due after the Closing Date. To the extent such returns relate to a period ending on or prior to the Closing Date, such Tax Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable law.

(c)    For purposes of allocating items of income, gain, loss and deduction with respect to the Property and/or the Contributed Interests in the manner required by Section 704(c) of the Code, the Operating Partnership shall employ, and shall cause any entity controlled by the Operating Partnership which holds title to the Property or the Contributed Interests to employ, the “traditional method” (without curative allocations) as set forth in Treasury Regulations Section 1.704-3(b)(1).

Section 4.3    Relationship to Contributed Entity. Contributor and the Operating Partnership acknowledge and agree that, from and after the Closing, Contributor shall no longer be a member, partner, stockholder or equity owner, or, if applicable, managing member or general partner, of the Contributed Entity and shall have no rights or benefits under any Governing Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO THE CLOSING

Section 5.1    Conditions to the Operating Partnership’s Obligation. In addition to any other conditions set forth in this Agreement, the Operating Partnership’s obligation to consummate the Closing is subject to the timely satisfaction of each of the conditions and requirements set forth in this Section 5.1, all of which shall be conditions precedent to the Operating Partnership’s obligations under this Agreement.

(a)    IPO. The IPO, in such form and substance as the Operating Partnership, in its sole and absolute discretion, shall have determined to be acceptable, shall have been completed (or be completed simultaneously with the Closing).

(b)    Purchase and Sale Transactions. Each of the Purchase and Sale Transactions shall have occurred prior to the Closing.

(c)    Formation Transactions. The formation transactions described in the Prospectus shall have occurred or be scheduled to occur contemporaneously with the Closing.

(d)    Representations and Warranties. The representations and warranties made by Contributor pursuant to this Agreement shall be true and correct as of the Closing as though such representations and warranties were made at the Closing and, if requested by the Operating Partnership, Contributor shall have delivered a certificate to the Operating Partnership to such effect.

(e)    Performance. Contributor shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing, including having delivered each of the items set forth in Section 5.2 hereof.

(f)    Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that restrains, prohibits or otherwise invalidates the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(g)    Consents and Approvals. All necessary approvals and consents of governmental and private parties, including, without limitation, all ground lessors, tenants, other parties to service contracts, lenders and ratings agencies, partners, members or stockholders of the Contributed Entity or subsidiary, to effect the transactions contemplated by this Agreement, shall have been obtained.

(h)    No Material Adverse Change. There shall have not occurred between the date hereof and the Closing Date any material adverse change with respect to any of the Contributed Interests or any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of the Contributed Entity or its subsidiaries or Property.

Section 5.2    Conditions to Contributor’s Obligation. In addition to any other conditions set forth in this Agreement, Contributor’s obligation to consummate the Closing is subject to the timely satisfaction of each of the conditions and requirements set forth in this Section 5.2, all of which shall be conditions precedent to Contributor’s obligations under this Agreement.

(a)    Representations and Warranties. The representations and warranties made by the Operating Partnership pursuant to this Agreement shall be true and correct as of the Closing Date as though such representations and warranties were made at the Closing and, if requested by Contributor, shall have delivered a certificate to Contributor to such effect.

(b)    Performance. The Operating Partnership shall have performed and complied in all material respects with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

(c)    Legal Proceedings. No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(d)    Creditor Consent. [Contributor/CTO] shall have obtained any required third-party consents or waivers including, without limitation, any consent or waiver required under that certain Second Amended and Restated Credit Agreement dated September 7, 2017, by and among [Contributor/CTO], as [borrower], certain [subsidiaries/affiliates] of [Contributor/CTO], as [guarantors] and Bank of Montreal, as administrative agent on behalf of financial institutions from time to time party thereto.

ARTICLE VI

CLOSING AND CLOSING DOCUMENTS

Section 6.1     Closing. The consummation and closing of the transactions contemplated pursuant to this Agreement (the “Closing”) shall take place by electronic transmission of closing documents to the extent possible, promptly following satisfaction of the conditions to the Closing set forth herein (the “Closing Date”), or as otherwise set by agreement of the parties.

Section 6.2    Contributor’s Deliveries. At the Closing, Contributor shall deliver the following to the Operating Partnership in addition to all other items required to be delivered to the Operating Partnership by Contributor:

(a)    Assignment of Contributed Interests. An Assignment, in substantially the form of Exhibit B attached hereto.

(b)    Execution of Partnership Agreement. Signature pages of the Partnership Agreement duly executed by Contributor, as limited partner.

(c)    Execution of Tax Protection Agreement. Signature pages of the Tax Protection Agreement duly executed by Contributor.

(d)    FIRPTA Certificate. An affidavit from Contributor certifying pursuant to Section 1445 and Section 1446(f) of the Code that Contributor, or if Contributor is an entity disregarded from its owner, Contributor’s regarded owner, is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder).

(e)    Other Documents. Any other document or instrument reasonably requested by the Operating Partnership or required hereby.

Section 6.3    Operating Partnership’s Deliveries. At the Closing, the Operating Partnership shall deliver the following to Contributor in addition to all other items required to be delivered to Contributor by the Operating Partnership:

(a)    Consideration. The Consideration, as evidenced on the books and records of the Operating Partnership.

(b)    Execution of Partnership Agreement. Signature pages of the Partnership Agreement duly executed by the General Partner and the REIT.

(c)    Execution of Tax Protection Agreement. Signature pages of the Tax Protection Agreement duly executed by the Operating Partnership.

Section 6.4    Default Remedies. If any party defaults in performing any of such party’s obligations under this Agreement, the other party shall have all rights and remedies available to it at law or in equity resulting from Contributor’s default, including without limitation, the right to seek specific performance of this Agreement, including, for the avoidance of doubt, Contributor’s obligation to convey the Contributed Interests to the Operating Partnership. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Notices. Any notice provided for by this Agreement and any other notice, demand or communication required hereunder shall be in writing and either delivered in person or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows: (a) if to Operating Partnership, c/o Alpine Income Property OP, LP, 1140 N. Williamson Blvd., Suite 140, Daytona Beach, FL 32114, Attention: Daniel Smith, Esq.; or (b) if to Contributor, c/o [NAME OF CONTRIBUTOR], 1140 N. Williamson Blvd., Suite 140, Daytona Beach, FL 32114, Attention: Daniel Smith, Esq. Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

Section 7.2    Entire Agreement; Third-Party Beneficiaries. This Agreement, including, without limitation, the exhibits attached hereto, constitutes the entire agreement and supersedes each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

Section 7.3    Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.4    Governing Law.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of [New York]1, without regard to the conflicts of law rules thereof. Each party hereto agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be, except to the extent otherwise required by applicable law, commenced exclusively in the state and federal courts sitting in Orlando, Florida. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orlando, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

(b)    Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c)    If one or more parties hereto shall commence an action, suit or proceeding to enforce any provision of this Agreement, the prevailing party or parties in such action, suit or proceeding shall be reimbursed by the other party or parties to such action, suit or proceeding for the reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party or parties with the investigation, preparation and prosecution of such action, suit or proceeding.

Section 7.5    Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Each party hereto may rely upon the facsimile or electronic pdf email signature of any other party as if such signature were an original signature.

[1]	To be confirmed.

Section 7.6    Headings. Headings of the Articles and Sections of this Agreement are for convenience only and shall be given no substantive or interpretive effect whatsoever.

Section 7.7    Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 7.8    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 7.9    Waiver of Conditions. The conditions to the obligations hereunder of each party hereto are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

Section 7.11    Insider Trading. The Operating Partnership specifically acknowledges that the common stock of [Contributor/CTO] is traded on the NYSE American exchange under the trading symbol “CTO.” The Operating Partnership further expressly acknowledges that it is aware that the securities laws of the United States prohibit any person who has received from an issuer material, non-public information, including information concerning the matters that are the subject of this agreement, from purchasing or selling securities of such issuer or from communicating such information to any other person.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

[NAME OF CONTRIBUTOR]

By:
Name:
Title:

ALPINE INCOME PROPERTY OP, LP

By:	Alpine Income Property GP, LLC, its general partner

By:	Alpine Income Property Trust, Inc., its sole member

By:
Name:
Title:

[Signature Page to Contribution Agreement between

[Name of Entity] and Alpine Income Property OP, LP]

Exhibit A

Contributor	Contributed Entity		Contributed Interest	Property		Total Consideration
[●]	[●	]	100%	[●	]	[●] OP Units

Exh. A-1

Exhibit B

Assignment

The undersigned (“Assignor”), for good and valuable consideration paid to Assignor by Alpine Income Property OP, LP, a Delaware limited partnership (“Assignee”), pursuant to the Contribution Agreement, dated as of [●], 2019 (the “Agreement”), by and between Assignor and Assignee, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to Assignee, its successors and assigns, good and indefeasible right, title and interest to the [partnership or limited liability company interests/shares of common stock] described on Schedule A attached hereto, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of each such [partnership/limited liability company/corporation] and the right to receive distributions of money, profits and other assets from each such entity, presently existing or hereafter at any time arising or accruing, free and clear of all Liens.

The undersigned, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof, upon the written request of Assignee, the undersigned will, without further consideration, do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged and delivered, each of and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be requested by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the interests described in Schedule A attached hereto.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed by a duly authorized officer this [●] day of [●], 2019.

[NAME OF ASSIGNOR]

By:
Name:
Title:

Schedule A

Contributor	Contributed Entity	Contributed Interest	Property

Exhibit C

Leases

Schedule 1.4

Purchase and Sale Transaction Agreements